                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-1955 and 33-8111) and in the Registration Statements on Forms S-8 (Nos. 333-29993, 33-65187, 33-65185, 33-65183, 33-65181, 33-31530, 33-17963, 2-79437 and 2-47905)
of The Goodyear Tire & Rubber Company of our report dated February 2, 1998 appearing on page 32 of this Form 10-K.







/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP






Cleveland, Ohio
March 6, 1998



                                     X-23-1